 EXHIBIT 10.2

CUSTODY CONTROL AGREEMENT

CUSTODY CONTROL AGREEMENT dated as of April 30, 2015 by and among CĪON INVESTMENT CORPORATION, a corporation organized under the laws of the State of Maryland (the “Company”), EAST WEST BANK, a California banking corporation (“East West Bank”), as the secured lender (the “Secured Lender”), and U.S. BANK NATIONAL ASSOCIATION, as custodian (in such capacity, the “Custodian”).

Pursuant to a Custody Agreement dated as of June 20, 2012 (the “Custody Agreement”) by and among the Company and the Custodian, the Custodian has agreed to provide certain custodial services (the “Custodial Services”), including to establish the “CION Inv – CIC Pledged Assets Account” in the name of the Company (the “Account”) and to hold certain Securities (as defined in the Custody Agreement) that are pledged to the Secured Lender in connection with the Loan and Security Agreement (as defined below) in the name of the Company.

The Company and the Secured Lender have entered into a Loan and Security Agreement dated as of April 30, 2015 (the “Loan and Security Agreement”) pursuant to which the Secured Lender has agreed, subject to the terms and conditions therein specified, to extend credit (by means of loans and letters of credit) to the Company.

The Company, the Secured Lender and the Custodian are entering into this Agreement to perfect the security interest of the Secured Lender in the Account and any securities or other property therein.  It is understood that the Custodian has no responsibility with respect to the creation, validity or perfection of the security interest otherwise than to act in accordance with the express terms of this Agreement.  Accordingly, the parties hereto hereby agree as follows:

1.           Definitions.  As used herein, (i) “UCC” means the Uniform Commercial Code as in effect in the State of New York and (ii) the terms “entitlement order”, “financial asset”, “securities account”, “securities intermediary”, “security certificate” and “security entitlement” have the respective meanings attributed thereto in Article 8 of the UCC., and the terms “bank” and “deposit account” have the meanings attributed thereto in Article 9 of the UCC.  “Business day” shall be any day other than a Saturday, Sunday or other day on which the Custodian is or is authorized or required by law to be closed.

2.           The Account.  The Custodian hereby confirms that (i) the Account has been established and is maintained with the Custodian on its books and records and that Exhibit B attached hereto is a complete and accurate statement of the Account and (ii) to the extent the Account is deemed to be a “deposit account” within the meaning of Section 9-102(29) of the UCC, the Custodian is a “bank” and, to the extent the Account is deemed to be a “securities account” within the meaning of Section 8-501 of the UCC, the Custodian is a “securities intermediary.”  The Custodian agrees that each item of property (whether cash or any security, instrument, security certificate, obligation, share, participation, interest or other property) at any time held in the Account shall be treated as a financial asset, provided, however, nothing herein shall require the Custodian to credit to the Account or to treat as a financial asset (within the meaning of Section 8-102(a)(9) of the UCC) any asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or, in the case of such general intangible only, to “maintain” a sufficient quantity thereof (within the meaning of Section 8-504 of the UCC). Notwithstanding any term hereof or elsewhere to the contrary, it is hereby expressly acknowledged that (a) interests in bank loans or participations (collectively “Loan Assets”) may be acquired and delivered by the Company to the Custodian from time to time which are not evidenced by, or accompanied by delivery of, a security (as that term is defined in Section 8-102 of the UCC) or an instrument (as that term is defined in Section 9-102(a)(47) of the UCC), and may be evidenced solely by delivery to the Custodian of a facsimile copy of an assignment agreement (“Loan Assignment Agreement”) in favor of the Company as assignee, (b) any such Loan Assignment Agreement (and the registration of the related Loan Assets on the books and records of the applicable obligor or bank agent) shall be registered in the name of the Company, and (c) any duty on the part of the Custodian with respect to such Loan Asset (including in respect of any duty it might otherwise have to maintain a sufficient quantity of such Loan Asset for purposes of Section 8-504 of the UCC) shall be limited to the exercise of reasonable care by the Custodian in the physical custody of any such Loan Assignment Agreement that may be delivered to it.  It is acknowledged and agreed that the Custodian is not under a duty to examine underlying credit agreements or loan documents to determine the validity or sufficiency of any Loan Assignment Agreement (and shall have no responsibility for the genuineness or completeness thereof), or for the Company’s  title to any related Loan Asset. References in this Agreement to the “Account” shall be deemed to include all financial assets in the Account.

3.           Control.  The Custodian hereby acknowledges that any agreements, instruments, security certificates or other documents evidencing or relating to any of the property of the Company (whether in bearer or registered form including any thereof registered in the name of the Company, payable to the Company’s order, or specifically endorsed to the Company, but which have not been endorsed to the Custodian or in blank) in which the Company has granted a security interest pursuant to the Loan and Security Agreement and that are in its possession or control (such agreements, instruments, security certificates and other documents being herein referred to as the “Underlying Documents”), are held by it for the benefit of the Secured Lender and as its agent. The Custodian agrees upon the occurrence of the Effective Time (as defined below) to deliver to the Secured Lender such of the Underlying Documents as shall from time to time be specified by the Secured Lender.

The Custodian hereby agrees to treat the Secured Lender as entitled to exercise the rights that comprise the financial assets credited to the Account and agrees to honor and comply with all withdrawal, payment, transfer, substitution or other fund disposition or other instructions or entitlement orders delivered by the Secured Lender to the Custodian concerning the Account (collectively, “instructions”) without further consent by the Company or any other person or entity.  Prior to the Effective Time, the Company shall also be entitled to give instructions concerning the Account.  After the Effective Time, the Company shall have no right or ability to access or withdraw or transfer financial assets from, or to give other instructions concerning, the Account until such time as the Secured Lender shall have notified the Custodian in writing of the withdrawal of a Sole Control Notice (as defined below) and instructed the Custodian to resume honoring instructions which the Company is entitled to give under the Custody Agreement.

For purposes hereof, the “Effective Time” shall be the opening of business on the second business day next succeeding the business day on which a notice purporting to be signed by the Secured Lender in substantially the same form of Exhibit C, attached hereto, with a copy of this Agreement attached thereto (a “Sole Control Notice”), is actually received by the individual employee of the Custodian to whom the notice is required hereunder to be addressed; provided that if any such notice is so received after 12:00 noon, New York City time, on any business day, the “Effective Time” shall be the opening of business on the third business day next succeeding the business day on which such receipt occurs.

Notwithstanding the foregoing: (i) all transactions involving or resulting in a transaction involving the Account duly commenced by the Custodian or any affiliate prior to the Effective Time and so consummated or processed thereafter shall be deemed not to constitute a violation of this Agreement; and (ii) the Custodian and/or any affiliate may (at its discretion and without any obligation to do so) (x) cease honoring the Company’s instructions and/or commence honoring solely the Secured Lender’s instructions concerning the Account at any time or from time to time after it becomes aware that the Secured Lender has sent to it a Sole Control Notice but prior to the Effective Time therefor (including without limitation halting, reversing or redirecting any transaction referred to in the foregoing clause (i)), or (y) deem a Sole Control Notice to be received by it for purposes of the foregoing paragraph prior to the specified individual’s actual receipt if otherwise actually received by the Custodian (or if such Sole Control Notice contains minor mistakes or other irregularities but otherwise substantially complies with the form attached hereto as Exhibit C or does not attach an appropriate copy of this Agreement), with no liability whatsoever to the Company or any other party for doing so.

4.           Effect upon Custody Agreement.  This Agreement supplements, rather than replaces, the Custody Agreement, which will continue to apply to the Account and the Custodial Services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control).  Prior to issuing any instructions on or after the Effective Time, the Secured Lender shall provide the Custodian with such standard account documentation as the Custodian may reasonably request to establish the identity and authority of the individuals issuing instructions on behalf of the Secured Lender.  The Secured Lender may request the Custodian to provide other services (such as automatic daily transfers) with respect to the Account on or after the Effective Time, provided that if such services are not authorized or otherwise covered under the Custody Agreement, the Custodian’s decision to provide any such services shall be made in its sole discretion (including without limitation being subject to the Company and/or the Secured Lender executing any such documentation pertaining to such services or other documentation as the Custodian may require in connection therewith). The parties hereto agree that all the rights and protections contained in the Custody Agreement for the benefit of the Custodian shall apply to the Custodian under this Agreement; provided that such rights and protections shall be in addition to the rights and protections afforded to the Custodian hereunder.

5.           Representations, Warranties and Covenants of Custodian.  The Custodian represents and warrants to and agrees with the Secured Lender as follows:

(i)           The Underlying Documents and Account will be maintained in the manner set forth herein and in the Custody Agreement subject to the provisions hereof until termination of this Agreement, and the Custodian will not change the name or account number of the Account without prior notice to the Secured Lender.

(ii)           Except for the Custody Agreement, the Custodian has not entered into, and until the termination of this Agreement will not enter into, (x) any other agreement pursuant to which it agrees to comply with instructions with respect to the Underlying Documents or the Account, or (y) any other agreement purporting to limit or condition the obligation of the Custodian to comply with instructions originated by the Secured Lender as set forth in paragraph 3 above.

(iii)           The Custodian has no actual knowledge of any claim to or interest in the Underlying Documents or the Account, other than the interests therein of the Secured Lender and the Company.  If the Custodian is notified in writing by any person or entity that such person or entity asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Account, the Custodian will notify the Secured Lender and the Company promptly thereof.

6.           No Offset, Etc.  The Custodian hereby subordinates to the security interest of the Secured Lender in the Account any security interest now or hereafter existing in favor of the Custodian over or with respect to the Account; provided, that, the Custodian may setoff any amounts with respect to (i) returned or charged-back items, (ii) reversals or cancellations of payment orders and other electronic fund transfers, (iii) the Custodian’s charges, fees and expenses with respect to the Account or the services provided hereunder or under the Custody Agreement or (iv) overdrafts in the Account.

7.           No Implied Duties or Responsibilities.  Notwithstanding anything to the contrary in this Agreement:  (i) the Custodian shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto; (ii) the Custodian shall be fully protected in acting or refraining from acting in good faith without investigation on any notice (including without limitation a Sole Control Notice), instruction or request purportedly furnished to it by the Company or the Secured Lender in accordance with the terms hereof, in which case the parties hereto agree that the Custodian has no duty to make any further inquiry whatsoever; (iii) it is hereby acknowledged and agreed that the Custodian has no knowledge of (and is not required to know) the terms and provisions of the Loan and Security Agreement or any other related documentation or whether any actions by the Secured Lender (including without limitation the sending of a Sole Control Notice), the Company or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith; (iv) the Custodian may conclusively rely on any notice (including, without limitation, a Sole Control Notice), direction, certificate or other document (including, without limitation, facsimile or other electronically transmitted instructions, documents or information) furnished to it hereunder by the Secured Lender; (v) the Custodian shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except to the extent such conduct constitutes its own willful misconduct or gross negligence (and to the maximum extent permitted by law, no party hereunder shall under any circumstances be liable for any incidental, indirect, special, consequential or punitive damages; provided that nothing contained in this provision shall limit the Company’s or the Secured Lender’s indemnification obligations set forth in paragraph 9 to the extent such incidental, indirect, special, consequential or punitive damages are included in any third party claim in connection with which the Custodian is entitled to indemnification); (vi) the Custodian shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond the Custodian’s reasonable control; and (vii) the Custodian shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Agreement or the Custody Agreement at the request or direction of the Company or Secured Lender pursuant to this Agreement unless such Company or Secured Lender shall have offered to the Custodian reasonable security or indemnity against all costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction.

8.           Indemnification of Custodian.  The Company hereby agrees to indemnify, defend and save harmless the Custodian and its directors, officers, employees and agents against any loss, liability, obligation, damage, action, judgment, suit and expense (including reasonable and invoiced attorneys’ fees and expenses) (collectively, “Losses”)  incurred in connection with this Agreement or the Account (except to the extent due to the Custodian’s bad faith, willful misconduct or gross negligence) or any interpleader proceeding relating thereto or incurred at the Company’s or Secured Lender’s direction or instruction.

Without limiting the foregoing, after the occurrence of the Effective Time, the Secured Lender agrees to indemnify and hold harmless the Custodian and its directors, officers, employees and agents, from and against any and all Losses incurred as a result of the Secured Lender’s direction or instruction in connection with this Agreement or the Account (except to the extent due to the Custodian’s bad faith, willful misconduct or gross negligence); provided that such Losses shall not have been reimbursed by the Company.

9.           Termination.  The rights and powers granted herein to the Secured Lender have been granted in order to perfect its security interests in the Underlying Documents and the Account, are powers coupled with an interest and are not intended to be affected by the bankruptcy of the Company or the lapse of time.  The Custodian or Secured Lender may terminate this Agreement in either party’s discretion upon the sending of at least thirty (30) days’ advance written notice to the other parties hereto. The Custodian may terminate this Agreement because of a material breach by the Company or the Secured Lender of any of the terms of this Agreement or the Custodial Services, upon the sending of at least ten (10) business days advance written notice to the other parties hereto.  This Agreement shall automatically terminate upon the termination of the Loan and Security Agreement. Any other termination or any amendment or waiver of this Agreement shall be effected solely by an instrument in writing executed by all the parties hereto.  The provisions of paragraphs 7 and 8 above shall survive any such termination.

10.           Compensation.  The Custodian shall be entitled to compensation for its services in accordance with the terms of that certain fee letter dated April 14, 2015, between the Company and the Custodian.

11.           Securities Intermediary’s and Bank’s Jurisdiction. The parties agree that the securities intermediary's jurisdiction (within the meaning of Article 8 of the UCC) with respect to the Account (if it is deemed to be a “securities account” within the meaning of Section 8-501 of the UCC), and the bank’s jurisdiction (within the meaning of Article 9 of the UCC) with respect to the Account (if it is deemed to be a “deposit account” within the meaning of Section 9-102(29) of the UCC), and of the transactions contemplated hereby is the State of New York.

12.           Miscellaneous.  This Agreement:  (i) may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; (ii) shall become effective when counterparts hereof have been signed and delivered by the parties hereto; and (iii) shall be governed by and construed in accordance with the law of the State of New York.  All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Underlying Documents, the Account or this Agreement.  All notices under this Agreement shall be in writing and sent (including via facsimile or electronic transmission) to the parties hereto at their respective addresses, fax numbers or e-mail address set forth below in Exhibit A (or to such other address, fax number or e-mail address as any such party shall designate in writing to the other parties from time to time).  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by such party.  Unless the context requires otherwise any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, renewed or otherwise modified (subject to any restrictions on such amendments, supplements, renewals or modifications set forth herein).

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

CĪON INVESTMENT CORPORATION By: /s/ Michael A. Reisner_______________ Name: Michael A. Reisner Title: Co-President & Co-CEO
EAST WEST BANK, as Secured Lender By: /s/ Emma Wang______________________ Name: Emma Wang Title: First Vice President
U.S. BANK NATIONAL ASSOCIATION, as Custodian By: /s/ Gayle Filomia_____________________ Name: Gayle Filomia Title: Vice President

[Signature Page to Control Agreement]